SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Blvd., Suite 650, Los Angeles, CA (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
Registrant’s Telephone Number, Including Area Code

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 23, 2004, CytRx Corporation announced that it had received a Nasdaq Staff Determination letter indicating that the company’s common stock is subject to delisting from The Nasdaq Small Cap Market as a result of the company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2003, as further described in the press release attached hereto as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The exhibit listed on the accompanying Index to Exhibits is filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ Steven A. Kriegsman
Steven A. Kriegsman
Chief Executive Officer

Dated: April 23, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 23, 2004